Exhibit 10.1

AMENDMENT TO RESTATED TRUST AGREEMENT

AMENDMENT dated as of July 21, 2015 (this “Amendment”) to the Restated Trust Agreement dated as of October 11, 1996 (as amended from time to time, including as supplemented by Financing Annexes thereto, hereinafter referred to as the “Restated Trust Agreement”), among PT FREEPORT INDONESIA, a limited liability company organized under the laws of Indonesia (“FI”), PT Rio Tinto Indonesia (f/k/a P.T. RTZ-CRA INDONESIA), a company formed under the laws of the Republic of Indonesia (“PT-RTZ”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (successor to FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association), as trustee, JPMORGAN CHASE BANK, N.A. (successor to THE CHASE MANHATTAN BANK (as successor to The Chase Manhattan Bank (National Association)), as depositary, and certain Secured Creditors of FI listed as the Secured Creditors in each Financing Annex to the Trust Agreement.

WHEREAS, the Trust Agreement dated as of May 15, 1970, as theretofore amended and restated, was restated in the form of the Restated Trust Agreement dated as of October 11, 1996 pursuant an Agreement to Amend and Restate Trust Agreement entered into by The RTZ Corporation PLC, a public limited company organized under the laws of England, RTZ Lender (as defined in the Restated Trust Agreement), FI, PT-RTZ, the Trustee, The Chase Manhattan Bank (as successor to The Chase Manhattan Bank (National Association)), as depositary, and The Chase Manhattan Bank, acting on behalf of certain Secured Creditors; and
WHEREAS, the parties to the Restated Trust Agreement have agreed to amend the Restated Trust Agreement in order to comply with certain Applicable Laws (as defined herein), including, but not limited to, regulations pertaining to the deposit of Proceeds (as defined in the Restated Trust Agreement) into a foreign exchange bank in Indonesia, as set forth in this Amendment;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Restated Trust Agreement.

SECTION 2. Amendment of the Restated Trust Agreement. The Restated Trust Agreement is hereby amended as follows:

(a) The heading of Article I is amended by the addition of “; Compliance with Applicable Laws” after “Definitions” so that the heading of Article I shall now read as follows:

{N3064778.2} 1

Exhibit 10.1

“ARTICLE I
Definitions; Compliance with Applicable Laws”
(b) Section 1.01 of the Restated Trust Agreement is amended by the addition of the following defined term as set forth below:

“Applicable Law” means, collectively, all applicable statutes, treaties, conventions, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities of the Republic of Indonesia, including, but not limited to regulations pertaining to the deposit of Proceeds into a foreign exchange bank in Indonesia, the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders and decrees of courts or any governmental authority.
(c) A new Section 1.02 is added to the Restated Trust Agreement as set forth below:

SECTION 1.02. Compliance with Applicable Laws. To the extent required by Applicable Law, any Proceeds, including those from any letter of credit required to be received through a foreign exchange bank in Indonesia shall be directed to such bank account as determined from time to time by FI. To the extent such direction to a foreign exchange bank in Indonesia is not required by Applicable Law, all Proceeds shall be directed in accordance with Articles II through IV of this Agreement. For the avoidance of doubt, the provisions of Articles II through IV of this Agreement shall not apply to any Proceeds deposited into accounts in Indonesia pursuant to this Section 1.02.
(d) Section 3.01(a) of the of the Restated Trust Agreement is amended by the addition of the phrase “and to the extent permitted by Applicable Law” immediately following the phrase “Simultaneously with the execution and delivery hereof”.

(e) Section 3.01(a)(z) of the Restated Trust Agreement is amended by the addition of the phrase “except those required by Applicable Law to be directed to a foreign exchange bank account in Indonesia pursuant to Section 1.02 of this Agreement” immediately following the phrase “all Proceeds”.

(f) Section 3.01(c) of the Restated Trust Agreement is amended by the replacement of “Indonesian law” with “Applicable Law” and by the addition of the phrase “and to the extent permitted by Applicable Law” immediately following the phrase “to the extent possible”.

(g) The first sentence of Section 3.02(a) of the Restated Trust Agreement is amended by the replacement of the phrase “FI represents and warrants that the assignments made by it” with the phrase “FI represents and warrants that such assignments permitted by Applicable law and made by it”.

{N3064778.2} 2

Exhibit 10.1

(h) The second sentence of Section 3.02(a) of the Restated Trust Agreement is amended by the replacement of the phrase “FI represents warrants that the Concentrate Sales Agreements” with the phrase “FI represents and warrants that, to the extent permitted by Applicable Law, the Concentrate Sales Agreements”.

SECTION 3. Effect of Amendment; Severability. Except as expressly set forth in this Amendment, all provisions of the Restated Trust Agreement shall remain in full force and effect. All provisions of this Amendment are independent and severable from each other. If for any reason any one or more of the provisions herein shall be void, invalid, illegal or unenforceable, in whole or in part, in any respect under any applicable law, including the Applicable Law, such provision, or part thereof, shall to that extent be deemed not to form part of this Amendment and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired in any way and shall be enforced as written. In any such event, each party hereto shall execute such additional documents or amendments as the other party may reasonably request in order to give valid, legal and enforceable effect to any provision hereof which is determined to be invalid, illegal or unenforceable.

SECTION 4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND BE ENFORCEABLE IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT DOING SO WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 5. Headings; Counterparts. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Amendment may be executed in several counterparts, each of which is an original, but all of which together shall constitute one instrument.
[Remainder of page intentionally left blank]

{N3064778.2} 3

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered, as of the day and year first above written.

PT FREEPORT INDONESIA,
By:
/s/ Robert R. Boyce
Name: Robert R. Boyce
Title: Treasurer

PT RIO TINTO INDONESIA (F/K/A P.T. RTZ-CRA INDONESIA),
By:
/s/ Greg Sinclair
Name: Greg Sinclair
Title: President Director

US BANK NATIONAL ASSOCIATION, as Trustee,
By:
/s/ Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President

{N3064778.2}